SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934



(X )  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
(  )  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-b(e)(2))
(X )  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12


                       Carolina First Corporation

            (Name of Registrant as Specified In Its Charter)

                      Carolina First Corporation

   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

(X )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

(Set forth the amount on which the filing fee is calculated and state how it was determined)

( ) Fee previously paid with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                           CAROLINA FIRST CORPORATION

                              102 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601



                                 March 12, 1996



Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Carolina First Corporation (the "Annual Meeting") to be held in the Peace Concert Hall, Peace Center for the Performing Arts, 300 South Main Street, Greenville, South Carolina, on Thursday, April 18, 1996 at 10:30 a.m.

         The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, we will report on the operations of Carolina First Corporation. Directors and officers of Carolina First Corporation, as well as representatives of KPMG Peat Marwick LLP, our independent auditors, will be present to respond to any questions shareholders may have.

         To ensure proper representation of your shares at the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote will be counted if you are unable to attend.


                                   Sincerely,


                                   (Signature of Mack I. Whittle, Jr.)


                                   Mack I. Whittle, Jr.
                                   President and Chief Executive Officer

                           CAROLINA FIRST CORPORATION

                              102 South Main Street
                        Greenville, South Carolina 29601
                                 (864) 255-7900




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 18, 1996




To the Shareholders of Carolina First Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Carolina First Corporation (the "Company") will be held on April 18, 1996 at 10:30 a.m., Greenville time, in the Peace Concert Hall, Peace Center for the Performing Arts, 300 South Main Street, Greenville, South Carolina for the following purposes:

         1. To set the number of Directors at thirteen and to elect five Directors to hold office until their respective terms expire or until their successors are duly elected and qualified;

         2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Shareholders of record at the close of business on March 1, 1996 will be entitled to vote at the Annual Meeting.

                                          By Order of the Board of Directors

                                          (Signature of William S. Hummers III)


                                          William S. Hummers III
                                          Secretary

Greenville, South Carolina
March 12, 1996




         PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU WISH, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                           CAROLINA FIRST CORPORATION
                              102 South Main Street
                        Greenville, South Carolina 29601


                              --------------------

                                 PROXY STATEMENT
                              --------------------



            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 18, 1996



         This Notice of Annual Meeting, Proxy Statement and Proxy (these "Proxy Materials") are being furnished to shareholders in connection with a solicitation of proxies by the Board of Directors of Carolina First Corporation (the "Company"). This solicitation is being made in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held in the Peace Concert Hall, Peace Center for the Performing Arts, 300 South Main Street, Greenville, South Carolina at 10:30 a.m. on April 18, 1996. These Proxy Materials are being mailed on approximately March 12, 1996.

Voting Matters
         Shareholders of record as of the close of business on March 1, 1996 will be entitled to vote at the Annual Meeting. At the close of business on that day, 9,213,563 shares of the Company's $1.00 par value common stock ("Common Stock") were outstanding and 52,097 shares of the Company's Noncumulative Convertible Preferred Stock Series 1993B ("Series 1993B Preferred Stock") were outstanding. Holders of Common Stock are entitled to one vote per share on each matter presented at the Annual Meeting or any adjournments thereof. Holders of Series 1993B Preferred Stock are entitled to 1.8375 votes per share on each matter presented at the Annual Meeting or any adjournments thereof. Shareholders do not have cumulative voting rights. Shares may be voted in person or by proxy. The presence, either in person or by proxy, of holders of shares representing a majority of the outstanding votes of the Company outstanding at March 1, 1996 is necessary to constitute a quorum at the Annual Meeting.

Revocability of Proxy
         Shares represented by a properly executed proxy in the accompanying form and given by a shareholder, and not revoked, will be voted in accordance with such instructions. As stated in the Proxy, if a returned Proxy does not specify otherwise, the shares represented thereby will be voted in favor of all proposals set forth herein. Proxies may be revoked at any time prior to their being voted at the Annual Meeting by oral or written notice to William S. Hummers III at Carolina First Corporation, 102 South Main Street, Greenville, South Carolina 29601, (864) 255- 7913 or by execution and delivery of a subsequent proxy or by attendance and voting in person at the Annual Meeting.

Solicitation of Proxies
         This solicitation of proxies is made by the Company, and the Company will bear the cost of this proxy solicitation, including the cost of preparing, handling, printing and mailing these Proxy Materials. Proxies will be solicited principally through these Proxy Materials. Proxies may also be solicited by telephone or through personal solicitation conducted by regular employees of the Company. Employees and officers will be reimbursed for the actual out-of-pocket expenses incurred in connection with such solicitation. Banks, brokers and other custodians are requested to forward these Proxy Materials to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses in sending these Proxy Materials to beneficial owners of the shares.

                              ELECTION OF DIRECTORS
                               Item 1 on the Proxy
Nominations for Election of Directors
       The Company's Board of Directors is currently comprised of thirteen persons. The Company's Articles of Incorporation provide that in the event that the Board of Directors is comprised of nine or more persons, the Board of Directors shall be divided into three classes of Directors with each class being elected for staggered three-year terms. Directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes with respect to Nominees will not be considered to be either affirmative or negative votes.

Identification of Nominees
       Management proposes to nominate to the Board of Directors the five persons listed as Nominees in the table below. Each of the Nominees except Mr. Stone are currently serving as a Director. Each Nominee, if elected, will serve until the expiration of his respective term and until his successor is duly qualified. Unless authority to vote with respect to the election of one or more Nominees is "WITHHELD," it is the intention of the persons named in the accompanying Proxy to vote such Proxy for the election of these Nominees. Management believes that all such Nominees will be available and able to serve as Directors. However, should any Nominee become unable to accept election, it is the intention of the person named in the Proxy, unless otherwise specifically instructed in the Proxy, to vote for the election of such other persons as management may recommend. The following table sets forth the names and ages of the Nominees for Directors and the Directors continuing in office, the positions and offices with the Company held by each such person, and the period that each such person has served as a Director.


Name                                        Age               Position or Office with the Company                   Director Since

Nominees For Directors
       (For terms expiring in 1999)
Robert E. Hamby, Jr.                        49                Director                                               1993
William S. Hummers III                      50                Director, Executive Vice President, Secretary          1990
Charles B. Schooler                         67                Director                                               1990
Edward J. Sebastian                         49                Director                                               1995
Eugene E. Stone IV                          57                Director                                                  --

Directors Continuing In Office
       (For terms expiring in 1997)
R. Glenn Hilliard                           53                Director                                               1986
Richard E. Ingram                           54                Director                                               1986
William R. Timmons, Jr.                     72                Chairman of the Board of Directors                     1986
M. Dexter Hagy                              51                Director                                               1993
       (For terms expiring in 1998)
C. Claymon Grimes, Jr.                      73                Director                                               1990
Judd B. Farr                                70                Director                                               1994
Elizabeth P. Stall                          64                Director                                               1986
Mack I. Whittle, Jr.                        47                Director, President, Chief Executive Officer           1986


Meetings and Committees of the Board of Directors

       The Board held twelve meetings in 1995. No Director attended less than 75% of such meetings.

       The Board and Audit Committee which reviews the audit plan, the results of the audit engagement of the Company's accountants, the scope and results of the Company's procedures for internal auditing and internal control, and the internal audit reports of the Company's subsidiaries. The Audit Committee is currently comprised of Messrs. Grimes, Schooler, Hamby and Ingram. The Audit Committee met five times during 1995. All current members were present at each of the meetings.

       The Board has a Compensation Committee which reviews the Company's compensation policies and makes recommendations regarding senior management compensation. Its report is set forth herein. The Compensation Committee is currently comprised of Mr. Hamby, Mr. Hilliard and Ms. Stall. The Compensation Committee met two times during 1995. All current members were present at both meetings. No members of the Compensation Committee are officers or employees of the Company or its subsidiaries.

       The Board has a Nominating Committee comprised of Mr. Whittle, Mr. Timmons, Ms. Stall and Mr. Hagy. The Nominating Committee met one time with respect to the Annual Meeting. The Nominating Committee will consider nominees recommended by security holders. Any such recommendations should be made in writing and delivered to the Company's principal offices before December 1 of each year.

                               EXECUTIVE OFFICERS

       The Company's executive officers are appointed by the Board of Directors and serve at the pleasure of the Board. The following persons serve as executive officers of the Company.

                                                     Company Offices                                               Company
Name                                     Age         Currently Held                                                Officer Since
------------------                       ---         ------------------------------------                          -------------

Mack I. Whittle, Jr.                     47          President and Chief Executive Officer                              1986
William S. Hummers III                   50          Executive Vice President, Secretary                                1988
James W. Terry, Jr.                      48          President of Carolina First Bank                                   1991
David L. Morrow                          46          Executive Vice President of Carolina First Bank                    1992
Joseph C. Reynolds                       50          President of Carolina First Mortgage Company                       1993


Business Experience of Directors and Executive Officers

       Mr. Farr is the owner and President of Greenco Beverage, Inc., a distributorship headquartered in Greenville, South Carolina. Mr. Farr has served as President since the opening of Greenco Beverage, Inc. in 1965.

       Mr. Grimes is an attorney in private practice in Georgetown, South Carolina. From 1987 until 1992, Mr. Grimes was of counsel with The McNair Law Firm in its Georgetown, South Carolina office.

       Mr. Hamby is a private investor in Greenville, South Carolina. Prior to January 1996, Mr. Hamby served as Senior Vice President - Finance and Administration and Chief Financial Officer of Multimedia, Inc., a diversified media company headquartered in Greenville, South Carolina, which was acquired by Gannett Co., Inc. in December 1995. Mr. Hamby became Multimedia, Inc.'s Chief Financial Officer in 1987 and Senior Vice President in 1993. Prior to 1985, when Mr. Hamby first became affiliated with Multimedia, Inc., Mr. Hamby was a partner in the accounting firm of KPMG Peat Marwick LLP.

         Mr. Hagy is President of Vaxa Corporation, an investment holding company located in Greenville, South Carolina, formed in 1987. From 1991 through 1993, Mr. Hagy (through Vaxa Corporation) owned and operated Siteguard Security Holding Company, a security alarm business headquartered in Greenville, South Carolina.

         Mr. Hilliard is Chairman, President and CEO of ING North America Insurance and a member of the Executive Committee of ING Financial Services International, one of the management centers of the ING Group, a diversified financial services company. From 1989 until 1992, Mr. Hilliard served as President and CEO of Security Life of Denver, a subsidiary of ING Group. Prior to 1989, he was Chairman and CEO of Liberty Life Insurance Company, Greenville, South Carolina.

         Mr. Hummers joined the Company in June 1988 in his present capacity. From 1986 to 1988, he was Vice President - Management Reporting with First Union Corporation, Charlotte, North Carolina. From 1982 to 1986, he was Senior Vice President and Controller with Southern Bank and Trust which was acquired by First Union National Bank of South Carolina in 1986. He is also a director of World Acceptance Corporation.

       Mr. Ingram is Chairman of Builder Marts of America, Inc., a company engaged in the wholesale distribution of building materials ("Builder Marts"). From 1988 until 1993, Mr. Ingram served as CEO of Builder Marts. From 1993 until 1995, Mr. Ingram also served as CEO of Snyder's Auto Sales, Inc., a company which operates a car dealership in Greenville, South Carolina. Mr. Ingram is also a director of Synalloy Corporation.

       Mr. Morrow currently serves as Executive Vice President and a Director of Carolina First Bank. From 1992 until the merger of Carolina First Savings Bank, F.S.B. into Carolina First Bank in February 1995, Mr. Morrow served as the President of Carolina First Savings Bank, F.S.B. From 1988 to 1992, Mr. Morrow was Vice President/City Executive for First Union National Bank of South Carolina in Hilton Head, South Carolina.

       Mr. Reynolds has served as President of Carolina First Mortgage Company since 1993. From 1984 until 1993, Mr. Reynolds was Senior Vice President and Chief Mortgage Banking Officer at South Carolina Federal Savings Bank, F.S.B. in Columbia, South Carolina.

         Dr. Schooler is an optometrist in Georgetown, South Carolina.

       Mr. Sebastian has served as Chairman and CEO of Resource Bancshares Corporation, a financial services company, since 1986, and Chairman and CEO of Resource Bancshares Mortgage Group, Inc., a company engaged
                                                           3
in mortgage banking operations ("RBMG"), since 1993. Mr. Sebastian is a director of RBMG.
         Ms. Stall is a private investor in Greenville, South Carolina.

         Mr. Stone has served as the CEO of Stone Manufacturing Company, a company which owns Umbro International, a world-wide soccer company, and Stone Apparel, an apparel company, since 1977.

       Mr. Terry has served as the President and a Director of Carolina First Bank since 1991. From 1986 to 1991, Mr. Terry was Senior Vice President and Regional Executive for First Union National Bank of South Carolina in Greenville, South Carolina.

       Mr. Timmons is Chairman of Canal Insurance Company, a nationwide insurer of commercial motor vehicles ("Canal"). From 1947 until 1993, Mr. Timmons served as Canal's First Vice President and Secretary.

       Mr. Whittle has been President and CEO of the Company since its organization in 1986. From 1986 until 1991, Mr. Whittle also served as President of Carolina First Bank. Mr. Whittle previously served as Senior Vice President and Regional Officer for Bankers Trust of South Carolina (currently NationsBank of South Carolina) from 1982 until May 1986, when he resigned his position in order to organize the Company.



                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Of Directors

         During 1995 non-officer Directors received an annual fee of $10,800, plus $500 for each Board of Director's meeting attended. Directors who attended committee meetings received $250 per meeting. Pursuant to the Directors' Stock Option Plan (the "DSOP"), all non-employee Directors received options to purchase 1,000 shares on May 3, 1995 (except Mr. Sebastian who was not a director on the grant date), which options had an exercise price equal to the fair market value of the Common Stock on the date of grant.

Summary of Cash and Certain Other Compensation

         The following table sets forth information concerning all compensation paid by the Company and its subsidiaries during the fiscal years ended December 31, 1993, 1994 and 1995, to the Company's CEO and to each of the four most highly compensated executive officers other than the CEO (collectively the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries.


                                                                                Long Term Compensation

                                          Annual Compensation                        Awards                Payouts

                                                               Other        Restricted      Securities                     All
                                                               Annual          Stock        Underlying       LTIP         Other
         Name and                     Salary      Bonus       Compen-         Awards         Options/       Payouts    Compensation
    Principal Position       Year      ($)         ($)         sation           ($)          SARs (#)         ($)          ($)

Mack I. Whittle, Jr.        1995    264,340       40,320        (1)          87,413 (2)      9,889         87,404       33,877 (3)
President, Chief            1994    244,989      125,875        (1)         150,000 (2)         --            --        30,324
Executive Officer           1993    205,607      131,017        (1)         122,500 (2)         --            --        35,492
William S. Hummers III      1995    163,485       24,360        (1)          52,815 (4)       6,035         52,807      30,437 (5)
Executive Vice President    1994    152,450       75,525        (1)          90,000 (4)         --            --        29,724
                            1993    138,000       82,748        (1)          60,000 (4)         --            --        28,952
James W. Terry , Jr.        1995    174,515       55,874        (1)          41,055 (6)       4,692         41,059      26,612 (7)
President                   1994    161,350       71,050        (1)          60,000 (6)         --            --        25,761
Carolina First Bank         1993    147,400       42,985        (1)          49,000 (6)         --            --        24,902
David L. Morrow             1995    133,700       36,085        (1)          30,205 (8)       3,451         30,198      14,369 (9)
Executive Vice President    1994    126,450       44,686        (1)          60,000 (8)         --            --        15,324
Carolina First Bank         1993    118,910       26,415        (1)          36,750 (8)         --            --        12,021
Joseph C. Reynolds          1995    136,500      111,282        (1)          31,780 (10)      3,633         31,788      14,825 (11)
President, Carolina First   1994    128,200       13,382        (1)          60,000 (10)        --            --        13,824
Mortgage Company            1993    125,800       56,295        (1)          61,250 (10)        --            --        12,718

(Footnotes to previous table)

(1) Certain amounts may have been expended by the Company which may have had value as a personal benefit to the executive officer. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of such executive officer.

(2) Pursuant to the Company's Restricted Stock Agreement Plan (the "Restricted Stock Plan"), Mr. Whittle was awarded 11,025 shares, 10,500 shares and 4,995 shares in 1993, 1994 and 1995, respectively (as adjusted for stock dividends). Each of these awards was granted for nominal consideration and vest 20% per year over a period of 5 years from the date of the award. At December 31, 1995, Mr. Whittle held a total of 27,072 shares of restricted stock awarded pursuant to the Restricted Stock Plan having a market value as of December 31, 1995 of $473,760. Dividends are payable on the restricted stock to the extent paid on the Company's Common Stock generally.

(3) This amount is comprised of (i) $9,240 contributed to the Company's 401(k) Plan by the Company on behalf of Mr. Whittle to match fiscal 1995 pre-tax deferral contributions, all of which is vested, (ii) $9,637 contributed to the Company's Employee Stock Ownership Plan (the "ESOP"), and (iii) $15,000 in premiums paid by the Company on behalf of Mr. Whittle with respect to insurance not generally available to all Company employees.

(4)    Pursuant to the  Restricted  Stock Plan,  Mr.  Hummers was awarded  6,613 shares, 6,300 shares and 3,018 shares in 1993, 1994 and 1995, respectively (as adjusted for stock dividends). Each of these awards was granted for nominal consideration and vest 20% per year over a period of 5 years from the date of the award. At December 31, 1995, Mr. Hummers held a total of 15,555 shares of restricted stock awarded pursuant to the Restricted Stock Plan having a market value as of December 31, 1995 of $272,212. Dividends are payable on the restricted stock to the extent paid on the Company's Common Stock generally.

(5) This amount is comprised of (i) $5,800 contributed to the Company's 401(k) Plan by the Company on behalf of Mr. Hummers to match fiscal 1995 pre-tax deferral contributions, all of which was vested, (ii) $9,637 contributed to the ESOP, and (iii) $15,000 in premiums paid by the Company on behalf of Mr. Hummers with respect to insurance not generally available to all Company employees.

(6)    Pursuant to the  Restricted  Stock  Plan,  Mr.  Terry was  awarded  4,410 shares, 4,200 shares and 2,346 shares in 1993, 1994 and 1995, respectively (as adjusted for stock dividends). Each of these awards was granted for nominal consideration and vest 20% per year over a period of 5 years from the date of the award. At December 31, 1995, Mr. Terry held a total of 10,227 shares of restricted stock awarded pursuant to the Restricted Stock Plan having a market value at December 31, 1995 of $178,972. Dividends are payable on the restricted stock to the extent paid on the Company's Common Stock generally.

(7) This amount is comprised of (i) $6,975 contributed to the Company's 401(k) Plan by the Company on behalf of Mr. Terry to match fiscal 1995 pre-tax deferral contributions, of which all was vested, (ii) $9,637 contributed to the ESOP, and (iii) $10,000 in premiums paid by the Company on behalf of Mr. Terry with respect to insurance not generally available to all Company employees.

(8)    Pursuant to the  Restricted  Stock  Plan,  Mr.  Morrow was awarded  3,307 shares, 4,200 shares and 1,726 shares in 1993, 1994 and 1995, respectively (as adjusted for stock dividends). Each of these awards was granted for nominal consideration and vest 20% per year over a period of 5 years from the date of the award. At December 31, 1995, Mr. Morrow held a total of 7,533 shares of restricted stock awarded pursuant to the Restricted Stock Plan having a market value at December 31, 1995 of $131,827. Dividends are payable on the restricted stock to the extent paid on the Company's Common Stock generally.

(9) This amount is comprised of (i) $4,712 contributed to the Company's 401(k) Plan by the Company on behalf of Mr. Morrow to match fiscal 1995 pre-tax deferral contributions, of which 60% was vested and (ii) $9,637 contributed to the ESOP.

(10) Pursuant to the Restricted Stock Plan, Mr. Reynolds was awarded 5,512 shares, 4,200 shares, and 1,816 shares in 1993, 1994 and 1995, respectively (as adjusted for stock dividends). This award was granted for nominal consideration and vest 20% per year over a period of 5 years from the date of the award. At December 31, 1995, Mr. Reynolds held a total of 8,484 shares of restricted stock awarded pursuant to the Restricted Stock Plan having a market value at December 31, 1995 of $148,470. Dividends are payable on the restricted stock to the extent paid on the Company's Common Stock generally.

(11) This amount is comprised of (i) $5,255 contributed to the Company's 401(k) Plan by the Company on behalf of Mr. Reynolds to match fiscal 1995 pre-tax deferral contributions, of which 40% was vested and (ii) $9,570 contributed to the ESOP.

Board Compensation Committee Report on Executive Compensation

       Decisions with respect to the compensation of the Company's Named Executive Officers are made by the Compensation Committee of the Board. Each member of the Compensation Committee is a non-employee director. All decisions of the Compensation Committee relating to compensation are reviewed by the full Board of Directors. Set forth below is a report submitted by the Compensation Committee which addresses the Company's compensation policies for 1995 with respect to Mr. Whittle as CEO, as well as the Named Executive Officers as a group.


       Compensation Committee Report

       General Compensation Policies and Specific Guidelines. The Compensation Committee believes that compensation arrangements should be structured so as to provide competitive levels of compensation that integrate pay with the Company's short-term and long-term performance goals, reward above-average corporate performance and recognize individual initiative, responsibility and achievements. The Compensation Committee also endorses the position that equity ownership by management and equity-based performance compensation arrangements are beneficial in aligning managements' and shareholders' interest. It is the Company's policy not to pay compensation in excess of the amounts referenced in Section 162(m)(4) of the Internal Revenue Code of 1986, as amended.

       In determining 1995 compensation, the Compensation Committee utilized, among other things, guidelines set forth in the Company's Short-Term Management Performance Plan (the "Short-Term Plan") and the Company's Long-Term Management Performance Plan (the "Long-Term Plan"). The Short-Term Plan is designed to aid the Board of Directors and the Compensation Committee in determining appropriate levels of bonus compensation for key employees based on the Company's short-term performance. The purpose of such short-term bonus compensation is to recognize and reward those key employees of the Company who contribute substantially to the Company's achievement of short-term, strategic objectives. The Long-Term Plan is designed to reward key employees based on the Company's long-term performance. Compensation payable under the Long-Term Plan is comprised principally of equity. Base salaries were set by the Board, after recommendation by the Compensation Committee, and were intended to reflect individual performance and responsibility and to represent compensation believed by the Compensation Committee to be appropriate if the Named Executive Officers performed adequately. Consideration was given to compensation levels paid to executives of financial institutions similar in size and character to the Company. The Company does not have "executive officers" other than the Named Executive Officers. However, compensation under the Short-Term Plan and Long-Term Plan is payable to both executive and non-executive officers.

       Relationship of Performance to Executive Compensation. Company performance is an integral part in determining the compensation of Named Executive Officers. A significant portion of the Named Executive Officers' total compensation is incentive compensation as determined under the Short-Term Plan and the Long-Term Plan.

       The Short-Term Plan establishes a point system which determines cash bonus awards based on the extent to which the Company met certain performance goals. These performance goals, which were recommended by the Compensation Committee and adopted by the Board, were set at the beginning of 1995 and designed to represent what the Compensation Committee considered to be outstanding levels of Company performance. The Short-Term Plan provides that the Named Executive Officers will receive from 35% to 50% of their base salary in incentive cash compensation if 100% of the performance goals were met. Incentive compensation generally becomes payable on a graduated scale when the Company (or in certain cases a Company subsidiary) achieves 85% of the established performance goals. The performance goals under the Short-Term Plan for 1995 related to (i) earnings per share, (ii) return on average assets, (iii) return on average equity, (iv) nonperforming assets as a percentage of total loans, and (v) noninterest expense less noninterest income as a percentage of average assets.

       The Long-Term Plan is structured with three year "performance cycles" with compensation payable at the end of such cycles. The first performance cycle ended December 1995 and compensation was paid to the Named Executive Officers with respect to this cycle in January 1996. In 1994, the Board of Directors adopted goals for the second cycle, which covers 1995 through 1997. The performance goals under the Long-Term Plan for both cycles relate to (i) earnings per share, (ii) deposit market share, (iii) nonperforming assets as a percentage of total loans, and
       (iv) noninterest expense less noninterest income as a percentage of average assets.

       Compensation Paid during 1995. Compensation paid the Named Executive Officers in 1995 consisted of the following elements: base salary, bonus, options, restricted stock, matching contributions paid with respect to the Company's 401(k) Plan and payments made pursuant to the Company's ESOP. Payments under the Company's 401(k) Plan and ESOP are made to all employees on a non-discriminatory basis. The Company also has certain broad-based employee benefit plans in which Named Executive Officers participate, as well as certain executive officer retirement, life and health insurance plans. The value of these items is set forth in the Summary Compensation Table above under "All Other Compensation." Named Executive Officers also may have received perquisites in connection with their employment. However, such perquisites totaled less than 10% of their cash compensation in 1995. Except for bonuses, options and restricted stock, the foregoing benefits and compensation are not directly or indirectly tied to Company performance.

       During 1995, under the Short-Term Plan, the Company failed to achieve the earnings per share, return on average assets, and return on average equity goals, but achieved the nonperforming assets goal and the noninterest expenses goal. Based on Company performance, the Named Executive Officers received bonuses equal to 17% to 93% of their base salary (excluding automobile allowances). All bonuses were determined in accordance with the terms of the Short-Term Plan. For the Long-Term Plan cycle ended December 31, 1995, the Company exceeded the goals relating to earnings per share, nonperforming assets, and noninterest expenses, and met approximately 85% of the deposit market share goal. Accordingly, under the Long-Term Plan, long-term incentive compensation for the Named Executive Officers consisted of grants of an aggregate of 13,901 shares of restricted stock, options to purchase 27,700 shares of Common Stock and $243,256 payable in cash. All of these stock options have an exercise price equal to the fair market value of the Common Stock at the date of grant and, with certain limited exceptions, expire at the earlier of the grantee's termination of employment with the Company or ten years from the grant date.

       Mr. Whittle's 1995 Compensation. Mr. Whittle's 1995 compensation consisted of a base salary, cash bonus, restricted stock, the value of previously-granted restricted stock which became transferable, certain perquisites (which did not exceed 10% of his base salary and bonus) and the various forms of other compensation set forth in the preceding paragraph which was available generally to all employees. Mr. Whittle's base salary of $264,340 (which includes an automobile allowance of $24,340) was determined by the Compensation Committee at the beginning of 1995. It was based in part on compensation levels of other chief executive officers and is believed to be comparable thereto. Mr. Whittle's cash bonus was determined in accordance with the Short-Term Plan. Mr. Whittle's bonus, if all applicable Company performance goals were met exactly 100%, would have been 50% of his base salary (excluding his automobile allowance) (or $120,000). As weighted for Mr. Whittle, the performance results resulted in a cash bonus of $40,320. Under the Long-Term Plan, Mr. Whittle was awarded $87,404 in cash, 4,995 shares of restricted stock and options to acquire 9,989 shares of Common Stock. The Committee believes that the Company's strong performance during 1995 was directly related to Mr. Whittle's leadership and believes that all compensation paid was warranted.

       Compensation Committee:

       R. Glenn Hilliard;  Robert E. Hamby, Jr.;  Elizabeth P. Stall

Stock Options

       The following table sets forth information regarding option grants with respect to Common Stock made by the Company to the Named Executive Officers during 1995.


                                         Option Grants in Last Fiscal Year


                                                         Individual Grants

                             -------------------------------------------------------------------------
                                                                 Fair
                                                                Market                                       Potential Realizable
                                                                 Value                                         Value at Assumed
                                Number of         % of           per                                            Annual Rates of
                                Securities       Total         Share of                                           Stock Price
                               Underlying       Options         Common                                          Appreciation for
                                 Options       Granted to      Stock at     Exercise                              Option Term
                                 Granted       Employees        Time of       Price       Expiration           5%          10%
Name                               (#)          in 1995        Grant(1)      ($/Sh)         Date(2)           ($)          ($)
----------------------------      -----        ---------      ----------    --------       --------        ---------     ----------

Mack I. Whittle, Jr.              9,989          13.56%        $ 17.50      $ 17.50        12-31-05         $109,978     $278,593
William S. Hummers III            6,035          8.20%         $ 17.50      $ 17.50        12-31-05         $ 66,445     $168,316
James W. Terry, Jr.               4,692          6.37%         $ 17.50      $ 17.50        12-31-05         $ 51,659     $130,860
David L. Morrow                   3,451          4.69%         $ 17.50      $ 17.50        12-31-05         $ 37,995     $ 96,248
Joseph C. Reynolds                3,633          4.93%         $ 17.50      $ 17.50        12-31-05         $ 39,999     $101,324

--------------------
(1) The number shown is the average of the bid and ask price of a share of Common Stock as quoted on the Nasdaq National Market on the date of grant.

(2)    The plan  pursuant to which the options were  granted sets forth  certain
       earlier  expiration  dates  upon  the  option  holder's   termination  of
       employment.




Long-Term Incentive Plan

       The following table sets forth information concerning awards made under the Long-Term Plan.

                                             Long-Term Incentive Plan Awards


                                                                              Estimated Future Payouts under
                                                                             Non-Stock Price-Based Plans (1)

                               Number of         Performance
                                Shares,            Period            Threshold            Target            Maximum
                                Units or            Until            Estimated          Estimated          Estimated
                                 Other           Maturation            Dollar             Dollar             Dollar
Name                           Rights (2)         or Payout         Value (3) (4)       Value (3)         Value (3) (5)
-------------------------     -----------        -----------        -------------       ----------        -------------

Mack I. Whittle, Jr.            250,000          1/1/95 to            $  31,250         $  125,000        $  156,250
                                                 12/31/97
Wm. S. Hummers III              150,000          1/1/95 to            $  19,375         $   75,000        $    93,750
                                                 12/31/97
James W. Terry, Jr.             155,000          1/1/95 to            $  15,500         $   62,000        $    77,500
                                                 12/31/97
David L. Morrow                 124,000          1/1/95 to            $  12,400         $   49,600        $    62,000
                                                 12/31/97
Joseph C. Reynolds              130,000          1/1/95 to            $  13,000         $   52,000        $    65,000
                                                 12/31/97

(Footnotes to previous table)
--------------
(1) For the Named Executive Officers, awards under the Long-Term Plan will be paid 50% in nonqualified stock options, 25% in restricted stock, and 25% in cash. For purposes of the Long-Term Plan, the "value" of stock options will be their aggregate exercise price (i.e., the fair market value of the Common Stock on the date of grant). Payments are made after the end of the performance cycle (December 31, 1997) and are based on the Company's achievement of certain goals for earnings per share (50% weighting), asset growth (15% weighting), nonperforming assets as a percentage of total loans (15% weighting), and noninterest expenses minus noninterest income divided by average assets (20% weighting). The performance goals may be modified at any time by the Compensation Committee as deemed appropriate and equitable to take into account any extraordinary and material change that has occurred in the business, operations, corporate or capital structure of the Company. Generally, restricted stock is granted pursuant to the Restricted Stock Plan for nominal consideration and vests one-third on each of the first three anniversaries of the date of grant. Generally, nonqualified stock options are granted pursuant to the Stock Option Plan, have a term of ten years from the date of grant, and become exercisable one-third on each of the first three anniversaries of the date of grant.
(2) The amounts set forth in this column constitute the named executive's "base number," which will ultimately be equal to the named executive's base salary in year three of the performance cycle (fiscal 1997). The amount actually set forth equals the named executive's base salary in fiscal 1996 because the 1997 base salary amount has not been determined. If the target goals are achieved exactly, the named executive will receive an award equal to 80% to 100% of his base number, which award will be payable as set forth in footnote (1) immediately above.
(3) The Estimated Dollar Values represent the cash and the fair market value of the restricted stock. No value is assigned to the stock options because the exercise price of the options is equal to the fair market value of the Common Stock on the date of grant. However, because awards are payable 50% in the form of stock options, in each of the Threshold, Target and Maximum categories, options having an aggregate exercise price on the date of grant (December 31, 1997) equal to the amount set forth in each category, are granted to the named executive.
(4) The Threshold amount will be earned if a weighted average of 85% of the performance goals are met. However, no amount is payable unless 85% of the earnings per share goal is met.
(5) This amount is calculated assuming approximately 125% of the target was met. However, the Long-Term Plan does not limit the award payable.


Employment Contracts
Noncompetition, Severance and Employment Agreements
       The Company has entered into substantially similar Noncompetition, Severance and Employment Agreements (individually, the "Agreement") with Mack I. Whittle, Jr., William S. Hummers III, James W. Terry, Jr. and David L. Morrow (each an "Executive"). The Agreement is summarized below. However, this summary is qualified in its entirety by reference to the Agreement itself, a copy of which may be obtained, without charge, by written request to the Company at its principal executive offices, Attn: William S. Hummers III. The Agreement has a rolling term of three years (the "Term") and extends automatically unless either party causes the Term to be a fixed three year term. Under the Agreement, the Executive is given duties and authority typical of similar executives and the Company is obligated to pay the Executive an annual salary determined by the Board, such incentive compensation as may become payable to the Executive under the Company's Short-Term Plan and Long-Term Plan, and certain other typical executive benefits.

       The Executive may terminate the Agreement if (i) the Company breaches the Agreement, (ii) there is a Voluntary Termination, or (iii) there is an Involuntary Termination (clauses (i), (ii) and (iii) being hereinafter referred to as "Legitimate Executive Reasons"). If an Executive terminates his employment other than for Legitimate Executive Reasons, the Company's obligations under the Agreement cease as of the date of such termination and the Executive becomes subject to the noncompetition provisions described below. If an Executive terminates his employment as a result of clauses (i) or (iii) of the Legitimate Executive Reasons, the Executive is entitled to receive an amount generally equal to three years compensation. If an Executive terminates his employment pursuant to clause (ii) of the Legitimate Executive Reasons, the Executive is entitled to receive an amount generally equal to one years compensation. "Involuntary Termination" is defined as the Executive's termination of his employment following a change in control (as defined in the Agreement) due to
(i) a change in the Executive's responsibilities, position or authority, (ii) a change in the Term, (iii) a reduction in the Executive's compensation, (iv) a forced relocation of the Executive outside the Executive's area, (v) a significant increase in the Executive's travel requirements, (vi) an attempted termination for "cause" that violates the Agreement, (vii) the Company's insolvency, or (viii) the Company's breach of the Agreement. "Voluntary Termination" is defined as the Executive's termination of his employment following a change in control which is not the result of any of clauses (i) through (viii) set forth in the definition of Involuntary Termination above. The Company may terminate the Agreement at any time during its Term (i) for "cause" (as defined in the Agreement), (ii) if the Executive becomes disabled (generally unable to perform Company duties on a full-time basis for six months), or (iii) upon the Executive's death (clauses (i), (ii) and (iii) being hereinafter referred to as "Legitimate Company Reasons"). If the Company terminates an Executive's employment for Legitimate Company Reasons, the Company's obligations under the Agreement cease as of the date of termination, except that if the Executive is terminated for cause after a change in control, then such termination shall be treated as a Voluntary Termination. If the Company terminates an Executive other than for Legitimate Company Reasons after a change in control, the Executive is entitled to receive as severance upon such termination, such amounts as would be payable in the event of an Involuntary Termination. If the Company terminates the Executive other than for Legitimate Company Reasons but in the absence of a change in control, the Executive shall be entitled to receive as severance upon such termination, the aggregate compensation and benefits that would have been payable under the Agreement for the remaining Term of this Agreement. In the event of termination pursuant to clauses (i) or (iii) of the Legitimate
Executive Reasons, or in the event of termination other than for Legitimate Company Reasons, (A) all rights of Executive pursuant to awards of share grants or options granted by the Company generally become vested and released from all conditions and restrictions, and (B) the Executive is credited with Company service for the remaining Term of the Agreement for the purposes of the Company's benefit plans.

       In the event that an Executive's employment is terminated before a change in control voluntarily by the Executive or by the Company for cause, then the Executive may not, for a period of one year following such termination of employment, become employed by any insured depository institution which conducts certain business activities in South Carolina or interfere with or otherwise compete against the Company or its operations in violation of the provisions set forth in the Agreement. The Agreement also imposes certain confidentiality obligations on the Executive.

Stock Transfer Agreement
       On January 24, 1996, the Board transferred 6,289 shares (the "Shares") of Affinity Technology Group, Inc. common stock ("Affinity Stock") held by it to three Company officers (including Mr. Whittle and Mr. Hummers) to reward their efforts in obtaining the Company's Affinity Stock. The Shares were made subject to certain restrictions set forth in an agreement between the Company and the three Company officers.


Performance Graph

       The following graph sets forth the performance of the Company's Common Stock for the five year period from December 31, 1989 through December 31, 1995 as compared to the Nasdaq Market Composite Index and an index comprised of all NASDAQ commercial banks and bank holding companies. All stock prices reflect the reinvestment of cash dividends.


                           (PERFORMANCE GRAPH APPEARS HERE)


                      90         91        92        93        94      95

CFC                 100.000     96.452    151.905   163.371  186.728  244.908
Nasdaq Market       100.000    160.564    186.866   214.511  209.686  296.304
Nasdaq Bank Stocks  100.000    164.092    238.854   272.395  271.410  404.353

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
       Common Stock. The following table sets forth as of March 1, 1996 information with respect to the Common Stock owned beneficially or of record by each of the Directors and Nominees individually, by the Named Executive Officers and by all Directors and executive officers of the Company as a group. Unless otherwise noted, each person has sole voting power and sole investment power with respect to shares listed. There are no persons known to the Company to own beneficially 5% or more of the Common Stock.

                                                      Amount and Nature                              Percent
Name of Beneficial Owner                              of Beneficial Ownership                       of Class (1)
------------------------                              -----------------------                       ------------

C. Claymon Grimes, Jr.                                         48,621  (2)                              *
Judd B. Farr                                                   89,783  (3)                              *
M. Dexter Hagy                                                  7,886  (4)                              *
Robert E. Hamby, Jr.                                           11,309  (5)                              *
R. Glenn Hilliard                                              24,201  (6)                              *
William S. Hummers III                                         50,543  (7)                              *
Richard E. Ingram                                              36,335  (8)                              *
David L. Morrow                                                16,435  (9)                              *
Joseph C. Reynolds                                             21,727 (10)                              *
Charles B. Schooler                                            28,186 (11)                              *
Edward J. Sebastian                                            19,233 (12)                              *
Elizabeth P. Stall                                             39,772 (13)                              *
Eugene E. Stone IV                                               --                                     *
James W. Terry, Jr.                                            18,416 (14)                              *
William R. Timmons, Jr.                                       244,350 (15)                             2.65%
Mack I. Whittle, Jr.                                          138,129 (16)                             1.50%
   All Directors/Executive Officers as a Group (16 persons)   794,946                                  8.62%


(1) The calculation is based on 9,213,563 shares of Common Stock outstanding. Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, percentages of total outstanding shares have been computed on the assumption that shares of Common Stock that can be acquired within 60 days upon the exercise of options by a given person are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.

(2) This includes 2,100 shares of Common Stock issuable pursuant to an option granted under the DSOP.

(3) This includes 2,100 shares of Common Stock issuable pursuant to an option granted under the DSOP.

(4) This includes 2,100 shares of Common Stock issuable pursuant to an option granted under the DSOP.

(5) This includes 2,100 shares of Common Stock issuable pursuant to an option granted under the DSOP.

(6) This includes 2,100 shares of Common Stock issuable pursuant to an option granted under the DSOP.

(7) This includes 14,547 shares of Common Stock owned by Mr. Hummers through the Restricted Stock Plan and 6,735 shares of Common Stock issuable to Mr. Hummers under outstanding options.

(8) This includes 2,100 shares of Common Stock issuable pursuant to an option granted under the DSOP.

(9) This includes 7,183 shares of Common Stock owned by Mr. Morrow through the Restricted Stock Plan and 3,451 shares of Common Stock issuable to Mr. Morrow under outstanding options.

(10) This includes 7,878 shares of Common Stock owned by Mr. Reynolds through the Restricted Stock Plan and 3,633 shares of Common Stock issuable to Mr. Reynolds under outstanding options.

(11) This includes 1,575 shares of Common Stock issuable pursuant to an option granted under the DSOP.

(12) This includes 19,233 shares of Common Stock issuable upon conversion of his Series 1993B Preferred Stock.

(13) This includes 1,575 shares of Common Stock owned by the estate of Ms. Stall's spouse and includes 2,100 shares of Common Stock issuable to Ms. Stall pursuant to an option granted under the DSOP.

(14) This includes 9,445 shares of Common Stock owned by Mr. Terry through the Restricted Stock Plan and 4,692 shares of Common Stock issuable to Mr. Terry under outstanding options.

(15) This includes 153,792 shares of Common Stock owned by Canal, of which Mr. Timmons is an officer, and 2,100 shares of Common Stock issuable to Mr. Timmons pursuant to an option granted under the DSOP.

(16) This includes 25,407 shares of Common Stock owned by Mr. Whittle through the Restricted Stock Plan, 9,989 shares of Common Stock issuable to Mr. Whittle under outstanding options, and 904 shares of Common Stock issuable upon conversion of 492 shares of Series 1993B Preferred Stock held by Mr. Whittle.

           Series 1993B Preferred Stock. The following table sets forth certain information regarding the ownership of the Series 1993B Preferred Stock by shareholders holding more than 5% of the Series 1993B Preferred Stock. Each of the 5% shareholders listed below acquired such shares in connection the Company's acquisition of First Sun Mortgage Corporation (subsequently renamed Carolina First Mortgage Company) on September 30, 1993. These share amounts are based on oral communications with the shareholders. No Director, Nominee or Executive Officer holds any shares of Series 1993B Preferred Stock except for Mack I.
Whittle, Jr., who holds 492 shares.

                               Amount and Nature of           Percent of
Name of Beneficial Owner       Beneficial Ownership           Class (1)
------------------------       --------------------           ---------
Edward J. Sebastian (1)               10,467                   20.09%
Michael T. Smith (2)                   6,282                   12.05%
R. Frederick Taylor (3)                9,805                   18.82%


(1) Mr. Sebastian's business address is Suite 650, 1901 Main Street, Columbia, South Carolina 29201. Mr. Sebastian's share ownership includes 2,720 shares of Series 1993B Preferred Stock owned by Mr. Sebastian's spouse.

(2) Mr. Smith's business address is Post Office Box 51, Columbia, South Carolina 29202.

(3)   Mr. Taylor's address is 4412 Ackerly Farm Road, New Albany, Ohio 43054.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Carolina First Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with the Company's Directors and officers and their associates, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated third parties. Such loans have not involved more than normal risks of collectability nor have they presented any other unfavorable features. Under banking regulations applicable to state banks, any loan made by such a bank to any of its officers or Directors must be collaterally secured. The aggregate dollar amount of these loans was approximately $13,405,000 at December 31, 1995. During 1995, approximately $6,923,000 in new loans were made and payments totaled approximately $10,813,000.

       Carolina First Bank is a party to a servicing agreement with Republic Services Company ("Republic"), pursuant to which Republic services Carolina First Bank's credit card portfolio. The servicing agreement may be terminated at any time upon 180 day's notice and upon payment of certain amounts. Under the terms of this servicing agreement, Republic receives a monthly servicing fee equal to approximately 3.56% per annum of the average daily balance on the credit card accounts, plus certain other expenses. Such fee is subject to adjustment in certain cases. In 1995, Carolina First Bank paid approximately $1,429,000 in servicing fees to Republic under this servicing agreement. Mr. Sebastian is Chairman and CEO of Resources Bancshares Corporation, which is the parent corporation of Republic.

       In August 1995, Carolina First Bank purchased approximately $33 million in lease contracts from Republic Leasing Company, Inc. ("Republic Leasing"), a subsidiary of Resource Bancshares Corporation. In connection with such transaction, Carolina First Bank paid a premium of 6% of the principal amount of lease contracts acquired. Republic Leasing continues to service the lease contracts on Carolina First Bank's behalf for a servicing fee which totaled approximately $270,000 in 1995.

       In 1995, Republic mailed five million applications in a credit card solicitation on behalf of Carolina First Bank. From such solicitation, approximately 55,000 credit card accounts were opened. In connection with such solicitation, Carolina First Bank paid Republic $9 per new account, for an aggregate of approximately $495,000.

       In 1995, Carolina First Corporation sold its half interest in a condominium located in Litchfield Beach, South Carolina to Mr. Hilliiard, a director, who owned the other half interest in the condominium. The sales price was $312,500, which was derived from an independent appraisal of the property.

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Exchange Act requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, Directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 1995, all required Section 16(a) filings applicable to its executive officers, Directors and greater than 10% beneficial owners were made.



                         INDEPENDENT PUBLIC ACCOUNTANTS

       The Board of Directors has selected KPMG Peat Marwick LLP ("KPMG") as the independent public accountants for the Company for its current fiscal year. KPMG has indicated that it plans to have a representative present at the Annual Meeting. Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

       From inception through the 1994 fiscal year, the Company had engaged Elliott, Davis & Company, LLP ("ED&C") as its independent public accountants. In March 1995, the Board of Directors determined to dismiss ED&C and engage KPMG. The change in auditors resulted from the Board's decision that it was in the Company's best interest to utilize a national accounting firm, with its attendant size, experience and expertise. ED&C's report on the financial statements for the past two years has not contained an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The determination to change the Company's principal accounting firm was recommended to the Board of Directors by the Company's Audit Committee. During the past two years and subsequent interim periods, there were no "reportable events" within the meaning of Item 304 of Regulation S-K promulgated by the SEC.

       During 1994, KPMG provided accounting research to assist in evaluating certain policies and procedures related to: (1) intangibles - capitalization, cost allocation and amortization (premium for credit card purchases, branch acquisitions, mortgage banking acquisitions and acquisition related conversion costs and other deferred costs), (2) FAS 109 calculations and disclosure and 3) a possible sale or securitization of Carolina First Bank's credit card portfolio. (A securitization of the credit card portfolio was consummated on January 24, 1995.) The presentation consisted primarily of a summary of current accounting practices prescribed by the FASB, EITF, SEC or other relevant sources. This accounting research was presented jointly to the Company's management, the Audit Committee and ED&C. There was no disagreement by ED&C with the research by KPMG.



                              SHAREHOLDER PROPOSALS

       Proposals by shareholders for consideration at the 1997 Annual Meeting of Shareholders must be received at the Company's offices at 102 South Main Street, Greenville, South Carolina 29601 no later than November 15, 1996, if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 1997 Annual Meeting. Under the regulations of the SEC, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in those regulations are satisfied.



                              FINANCIAL INFORMATION

       The Company's 1995 Annual Report is being mailed to shareholders contemporaneously with these Proxy Materials. The Company will provide without charge to any shareholder of record as of March 1, 1996, who requests in writing, a copy of the Company's Annual Report on Form 10-K (without exhibits) for the year ended December 31, 1995 filed with the SEC. Any such request should be directed to Carolina

First Corporation, Post Office Box 1029, Greenville, South Carolina 29602
Attention: William S. Hummers III.



                                  OTHER MATTERS

       Management is not aware of any other matter to be brought before the Annual Meeting. If other matters are duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

                                     By order of the Board of Directors,

                                     (Signature of William S. Hummers III)


                                     William S. Hummers III
                                     Secretary

March 12, 1996
Greenville, South Carolina

*******************************************************************************
                                    APPENDIX

                           CAROLINA FIRST CORPORATION
PROXY
                         ANNUAL MEETING, APRIL 18, 1996
    The undersigned shareholder of Carolina First Corporation, hereby revoking all previous proxies, hereby appoints William R. Timmons, Jr. and Mack I. Whittle, Jr. and each of them, the attorneys of the undersigned, with power of substitution, to vote all stock of Carolina First Corporation standing in the name of the undersigned upon all matters at the Company's Annual Meeting to be held in the Peace Concert Hall, Peace Center for the Performing Arts, 300 South Main Street, Greenville, South Carolina on Thursday, April 18, 1996 at 10:30 a.m. and at any adjournments thereof, with all powers the undersigned would possess if personally present, and without limiting the general authorization and power hereby given, directs said attorneys or either of them to cast the undersigned's vote as specified below.
    1. ELECTION OF DIRECTORS.

[ ] FOR ALL NOMINEES set forth below  [ ] WITHHOLD AUTHORITY to vote for all
and to set the number of Directors    nominees below and to set the number of
at thirteen (except as marked to the  Directors at thirteen
contrary below [ ])

Robert E. Hamby, Jr.    William S. Hummers III   Charles B. Schooler   Edward J.
Sebastian                                                     Eugene E. Stone IV
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.
    2. At their discretion upon such other matters as may properly come before the meeting.
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAROLINA FIRST CORPORATION. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL ABOVE.
  (Please date and sign on reverse side and return in the enclosed envelope.)
                  (This proxy is continued on the other side.)

    Please sign this Proxy as your name or names appear hereon. If stock is held jointly, signature should appear for both names. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held by a corporation, please sign in full corporate name by authorized officer and give title of office.
Dated this    day of                            , 1996
                                             Print Name (and title if
                                             appropriate)
                                             Signature
                                             Print Name (and title if
                                             appropriate)
                                             Signature
                                             PLEASE COMPLETE, DATE, SIGN AND
                                             MAIL THIS PROXY PROMPTLY IN THE
                                             ENCLOSED POSTAGE-PAID ENVELOPE.